                                                                  EXHIBIT (h)(4)



                                FORM OF AMENDMENT
                                     TO THE
                            TRANSFER AGENCY AGREEMENT

        Pilgrim Equity Trust (the "Trust") and DST Systems, Inc. ("DST") hereby agree to modify and amend the Transfer Agency Agreement, amended and restated as of November 2, 2001 between the Trust and DST ("Agreement") by amending Exhibit A to the Agreement to add the "ING MidCap Value Fund," "ING SmallCap Value Fund," "Pilgrim Biotechnology Fund," and "Pilgrim Principal Protection Fund
II," as indicated on the attached amended and restated Exhibit A. The Agreement is to be effective with respect to each such Fund upon the effective date of the initial Registration Statement with respect to each respective Fund.

        IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be executed by their respective officers thereunto duly authorized as of November 2, 2001.


                                           PILGRIM EQUITY TRUST



                                           By:__________________________________
                                              Robert S. Naka
                                              Senior Vice President

                                           DST SYSTEMS, INC.



                                           By: _________________________________
                                              Name:
                                              Title:


190991

                                    EXHIBIT A

                               WITH RESPECT TO THE

                            TRANSFER AGENCY AGREEMENT

                                     BETWEEN

                              PILGRIM EQUITY TRUST

                                       AND

                                DST SYSTEMS, INC.

                           EFFECTIVE NOVEMBER 2, 2001


                                                                        OPEN/       STATE OF      TAXPAYER
TAXPAYER/FUND NAME                TYPE OF ORGANIZATION                 CLOSED     ORGANIZATION    I.D. NO.
------------------                --------------------                 ------     ------------    --------
Pilgrim Equity Trust              Business Trust                        Open      Massachusetts

Pilgrim MidCap Opportunities      a series of Pilgrim Equity Trust      Open      Massachusetts
Fund

Pilgrim Principal Protection      a series of Pilgrim Equity Trust      Open      Massachusetts
Fund

Pilgrim Principal Protection      a series of Pilgrim Equity Trust      Open      Massachusetts
Fund II*

Pilgrim Biotechnology Fund*       a series of Pilgrim Equity Trust      Open      Massachusetts

ING SmallCap Value Fund*          a series of Pilgrim Equity Trust      Open      Massachusetts

ING MidCap Value Fund*            a series of Pilgrim Equity Trust      Open      Massachusetts

-----------------------------

* This Exhibit A to the Transfer Agency Agreement will be effective with respect to each of these Funds upon the effective date of the initial Registration Statement with respect to each respective Fund.